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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 27, 2000

                            BACKWEB TECHNOLOGIES LTD.
               (Exact name of registrant as specified in charter)

           Israel                   0-26241                        N/A
      (State or other       (Commission file number)          (IRS Employer
      jurisdiction of                                       Identification No.)
      of incorporation)

                        3 Abba Hillel Street, Ramat-Gan,
                                  Israel 52136
                    (Address of principal executive offices)

        Company's telephone number, including area code: (972) 3-7518464

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Item 2. Acquisition or Disposition of Assets.

        On June 27, 2000, BackWeb Technologies Ltd. ("BackWeb" or the "Company") completed its acquisition (the "Acquisition") of the software and intellectual property owned, licensed or developed by Mobix Communications Ltd., a company incorporated under the laws of the State of Israel ("Mobix") pursuant to a Software and Asset Purchase Agreement among the Company, Mobix and Ester Hemli, the principal shareholder of Mobix. As consideration in the Acquisition, Mobix received (i) a cash payment of $9.6 million, and (ii) a number of ordinary shares of BackWeb equal to $2.9 million in value, based on the average daily closing price of BackWeb ordinary shares for the 15 consecutive trading days immediately preceding the closing of the Acquisition, such shares to be deposited in escrow together with an additional $2.4 million in cash to satisfy Mobix's and the principal shareholder's indemnification obligations and to secure the retention of certain key employees of Mobix.

        Purchased assets include all registered patents, designs, copyrights and trademarks, all applications for registration thereof, all computer programs, all hardware, algorithms, utilities, flowcharts, processes, experimental methods, specifications, engineering drawings, test protocols, and all other works of authorship, inventions, concepts, ideas, and discoveries developed or used by Mobix and all intellectual property rights therein.

        The ordinary shares of BackWeb issued in the Acquisition have not been registered under the Securities Act of 1933, as amended, and are therefore subject to certain restrictions on resale.

Item 7.  Financial Statements and Exhibits

(a)     Not applicable.

(b) Pro Forma Financial Information. As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

(c)     Exhibits.

        2.1 Software and Asset Purchase Agreement among the Registrant, Mobix and Ester Hemli, dated as of June 4, 2000.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BACKWEB TECHNOLOGIES LTD.

                                            By: /s/ Hanan Miron
                                                --------------------------------
Dated:  July 10, 2000                               Hanan Miron
                                                    Chief Financial Officer


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
--------  -----------
  2.1     Software and Asset Purchase Agreement among the Registrant, Mobix and
          Ester Hemli, dated as of June 4, 2000.